SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 15, 2010

DYNEGY INC.
DYNEGY HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware Delaware (State or Other Jurisdiction of Incorporation)	001-33443 000-29311 (Commission File Number)	20-5653152 No. 94-3248415 (I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

     On December 15, 2010, Dynegy Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IEH Merger Sub LLC, a Delaware limited liability company (“Parent”), and IEP Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

     Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Parent will commence a tender offer (the “Offer”) by 5:00 p.m. (New York City time) on December 22, 2010 to purchase all of the issued and outstanding shares of common stock of the Company (“Common Stock”) and associated rights (together with the shares of Common Stock, the “Shares”) issued pursuant to the Stockholder Protection Rights Agreement, dated as of November 22, 2010 (the “Rights Agreement"), as amended, at a purchase price of $5.50 per Share, net to the holder in cash but subject to any required withholding of taxes (the “Offer Price”).  After the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including the approval of stockholders of the Company (if required by law), Merger Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly owned subsidiary of Parent.

The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will only be consummated after the Merger Agreement is adopted by the holders of a majority of the outstanding Shares entitled to vote on the Merger in accordance with applicable law and following the satisfaction or waiver of certain conditions set forth in the Merger Agreement.  At the effective time of the Merger, each share of Common Stock issued and outstanding immediately prior to the effective time (other than shares owned by (i) Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, (ii) the Company or any direct or indirect wholly owned subsidiary of the Company or (iii) Company stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive the Offer Price, without interest.

Concurrently with the execution of the Merger Agreement, Icahn Enterprises Holdings L.P. entered into a guarantee in favor of the Company, dated as of December 15, 2010, guaranteeing certain obligations of Parent and Merger Sub under the Merger Agreement arising prior to or at the Closing.

The obligation of Parent to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a limited number of conditions set forth in the Merger Agreement, including (i) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the approval of the Federal Energy Regulatory Commission under Section 203 of the Federal Power Act of 1935, as amended, (iii) the approval, or a determination that no approval is required, of the New York Public Service commission pursuant to the New York Public Service Law, as amended, ((i), (ii) and (iii) collectively, the “Regulatory Condition”), (iv) that there shall have been validly tendered and not properly withdrawn prior to the expiration date for the Offer that number of Shares which, when added to any Shares already owned by Parent, its subsidiaries and Support Parties (as defined below), represents at least a majority of the outstanding Shares on a fully diluted basis as of the expiration date of the Offer (assuming the issuance of all Shares that may be issued upon the vesting of outstanding Company restricted stock, plus Shares issuable upon the exercise of all outstanding Company stock options, warrants and other rights to purchase Shares with an exercise price per Share less than the Offer Price) (such condition, the “Minimum Condition”), (v) that the Merger Agreement shall not have been terminated in accordance with its terms and (vi) other customary closing conditions.  Pursuant to the Merger Agreement, Parent may not amend, modify or waive satisfaction of the Minimum Condition or the Regulatory Condition without the prior consent of the Company.

Regardless of whether the Offer closes, the parties have agreed to consummate the Merger, subject to the satisfaction of certain conditions, including the Regulatory Condition and, if required by applicable law, approval of stockholders of the Company.  In the event that the Offer closes, at such time thereafter that Parent, Merger Sub and its affiliates collectively own at least a majority of the outstanding Shares, Parent may notify the Company that Parent, Merger Sub and its affiliates elect to adopt the Merger Agreement by executing a written consent to take action without a meeting of stockholders pursuant to Section 228 of the Delaware General Corporation Law.  Alternatively, at any time after February 8, 2011, if Stockholder Adoption is required and Parent has not notified the Company of its intent to take action by written consent, the Company shall have the right (and Parent and Merger Sub shall have the right, subject to the satisfaction or waiver of certain conditions) to request that the Company duly call and hold a meeting of holders of Shares to consider and vote upon the adoption of the Merger Agreement.

The Company has also granted to Parent an irrevocable option (the “Top-Up”) to purchase from the Company that number of Shares equal to the lowest number of Shares that, when added to the number of Shares already owned by Parent at the time of exercise, constitutes one Share more than 90% of the number of then-outstanding Shares.  The Top-Up is only available if the number of shares that would need to be issued to cause Parent to exceed such 90% threshold are authorized and unissued.  The Top-Up is only exercisable within the ten business days after the date on which Parent accepts for payment and pays for Shares pursuant to the Offer, or such later date as any subsequent offering period for the Offer may expire.   If Parent and Merger Sub acquire more than 90% of the outstanding Shares, including through exercise of the Top-Up, Merger Sub will complete the Merger through the “short form” procedures available under Delaware law.

During the period beginning on December 15, 2010 and continuing until 11:59 p.m. on January 24, 2011, the Company may initiate, solicit and encourage any alternative acquisition proposals from third parties, provide non-public information and participate in discussions and negotiate with third parties with respect to alternative acquisition proposals. Starting at 12:00 a.m. on January 25, 2011, the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals. However, beginning on January 25, 2011 and continuing until to the earlier of the time the Offer is consummated and the Merger is adopted by the Company’s stockholders, the no-shop provision is subject to a customary “fiduciary-out” provision which allows the Company under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals that the Board of Directors has determined are or could reasonably be expected to, if consummated, result in a transaction more favorable to the Company’s stockholders from a financial point of view than the proposed transaction contemplated by the Merger Agreement (a “Superior Proposal”).

The Company may terminate the Merger Agreement if the Company receives a takeover proposal that the Board of Directors determines in good faith constitutes a Superior Proposal and that failure to terminate could be inconsistent with its fiduciary duties.   In connection with such a termination, and in certain other circumstances, the Company must pay Parent a $16.3 million fee, less any Parent expense payments previously paid by the Company.  In connection with a termination of the agreement the Company may be obligated to reimburse Parent expenses up to $5 million under certain circumstances.  In the event that the Company terminates the agreement to accept a Superior Proposal meeting certain criteria, including that the consideration consists wholly of cash, that the offeror seek to acquire all outstanding Shares, and that the offeror satisfy certain financial tests (such a Superior Proposal, a “Subsequent Transaction”), Parent would be obligated to terminate the Offer.  Additionally, as described below, under certain circumstances Parent and its affiliates may be obligated to vote in favor of or tender into a Subsequent Transaction.  In the event that the Merger Agreement is terminated in respect of a Superior Proposal that does not qualify as a Subsequent Transaction, or in certain other circumstances, Parent is entitled to continue the Offer until September 15, 2011, so long as the Offer continues to be conditioned only upon satisfaction of the Regulatory Condition and the Minimum Condition and the absence of any law prohibiting consummation of the Offer and that Offer meets meet certain other requirements.

Parent may terminate the Merger Agreement on or before January 17, 2011 if it presents to the Company a written environmental report prepared by a reputable, nationally recognized environmental consulting firm selected by Parent and reasonably acceptable to the Company, on which the Company has had an opportunity to comment, that concludes that, subject to the methodology and criteria detailed in the Merger Agreement, there is an obligation for the Company to comply with environmental laws as in effect and interpreted on December 15, 2010 that will result in the Company incurring environmental capital expenditures between January 1, 2011 and December 31, 2013 plus environmental liabilities as accrued on the Company’s September 30, 2010 balance sheet (as defined and interpreted in accordance with GAAP, subject to certain guidelines provided in the Merger Agreement), such that individually or in the aggregate, such costs are more than $250 million in excess of the $395 million currently projected by the Company for such required expenditures and accruals in the Company’s additional definitive soliciting materials filed on Schedule 14A with the SEC on November 18, 2010 and the Company’s September 30, 2010 balance sheet included in its Quarterly Report on September 3, 2010.  Parent may also terminate the Merger Agreement on or before January 17, 2011 if the aggregate Pension Benefit Guarantee Corporation liability as of December 31, 2010 for the Company’s Title IV employee benefit plans is more than $250 million greater than the aggregate fair market value of assets in trust for the Company's Title IV employee benefit plans as of November 30, 2010.

Parent has agreed that neither it nor its affiliates will sell or enter into voting agreements with respect to (or in either case, take certain similar actions with respect to Shares that they beneficially own) until the date on which the Merger is consummated or the Merger Agreement is terminated, unless the Company terminates the Merger Agreement to accept a Subsequent Transaction, in which case they will not take such actions until the first to occur of the date that (1) the Subsequent Transaction is consummated, (2) the Subsequent Transaction is terminated, and (3) the Board withholds, withdraws, modifies or qualifies its recommendation with respect to the transactions contemplated thereby (the “Voting Termination Date”).  From December 15, 2010 until the Voting Termination Date, Parent shall, and shall cause its affiliates to, vote, tender for purchase or deliver a consent with respect to any Shares beneficially owned by them (i) in favor of adoption of the Merger Agreement, and (ii) in favor of any transaction that forms the basis for the Subsequent Transaction Termination.  From December 15, 2010 until the earliest of (i) the closing of the Offer, (ii) the effective time of the Merger and (iii) the termination of the Merger Agreement, Parent shall, and shall cause its affiliates to, vote, tender for purchase or deliver a consent with respect to any Shares beneficially owned by them in accordance with the recommendation of the Board with respect to any proposal made by any holder of Shares.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the SEC.

Each of the parties is entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to specifically enforce its terms.

The foregoing description of the Merger Agreement and the proposed transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is hereby incorporated herein by reference.

Support Agreement

Concurrently with the execution of the Merger Agreement each affiliate of Parent and Merger Sub that holds Shares or derivative securities (the "Support Parties") entered into a Support Agreement with the Company pursuant to which those Parent and Merger Sub affiliates have agreed to comply with the voting and transfer obligations described above.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Amendment to Stockholder Protection Rights Agreement

Item 3.03 below is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On December 15, 2010, the Company entered into an amendment (the “Amendment”) to the Rights Agreement with Mellon Investor Services LLC.

The following is a summary of the Amendment and certain provisions of the Rights Agreement.  The following summary is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 4.1 and the full text of the Rights Agreement, which is attached as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 23, 2010, each of which is hereby incorporated herein by reference.

The Rights Agreement provides that the rights do not become exercisable or exchangeable as a result of a Qualifying Offer (as such term is defined in the Rights Agreement).  Prior to the Company’s entry into the Amendment, the Rights Agreement provided that a Qualifying Offer, in addition to meeting certain other requirements, must be (i) conditioned on a minimum of at least a majority of the outstanding shares of Common Stock being tendered and not withdrawn as of the offer’s expiration date (the “Minimum Tender Condition”), and (ii) preceded or accompanied by an irrevocable written commitment to the Company by the person making the offer that, subject to certain specified exceptions, neither such person nor any of its affiliates or associates will make any offer for any equity securities of the Company for a period of one year after the commencement of the initial offer if such original offer does not result in the tender of the number of shares required to be tendered as per the Minimum Tender Condition (the “One Year No-Offer Requirement”).  A Qualifying Offer must also be fully financed (as such term is defined in the Rights Agreement).

The Amendment makes certain changes to the definition of Qualifying Offer in the Rights Agreement (i) to provide that an offer meets the Minimum Tender Condition if such offer is conditioned on a minimum of at least the number of shares of Common Stock being tendered that, taken together with the number of shares of Common Stock already beneficially owned by the person making such offer, represent a majority of the outstanding shares of Common Stock on a fully diluted basis, and (ii) to eliminate the One Year No-Offer Requirement.  The Amendment also makes certain changes to the definition of fully financed for the purposes of the definition of Qualifying Offer and clarifies that the Offer (and any Continuing Offer (as such term is defined in the Merger Agreement)) are Qualifying Offers under the Rights Agreement.  In addition, the Amendment makes certain changes to the definitions of Acquiring Person and Expiration Time, exempting Parent, Merger Sub and the Support Parties and certain of their affiliates from the provisions of the Rights Agreement to the extent that they acquire Common Stock pursuant to the terms of such Merger Agreement, the Offer or any Continuing Offer and providing for the expiration of the Rights Agreement and the rights issued thereunder upon the earlier of the closing of the Offer and the closing of the Merger.

Item 8.01	Other Events.

On December 15, 2010, the Company issued a press release, which is attached hereto as Exhibit 99.2 and is hereby incorporated herein by reference.

On December 15, 2010, the Company issued a letter to employees of the Company, which is attached hereto as Exhibit 99.3 and is hereby incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contain statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as "forward looking statements." Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy's filings with the Securities and Exchange Commission (the "SEC"). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled "Risk Factors" in its most recent Form 10-K and subsequent reports on Form 10-Q, the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in its definitive proxy statement filed with the SEC on October 4, 2010 and the section entitled "Forward-Looking Statements" in its preliminary consent revocation statement filed with the SEC on November 26, 2010. In addition to the risks and uncertainties set forth in Dynegy's SEC filings, the forward-looking statements described in this Current Report on Form 8-K could be affected by, among other things, (i) the timing and anticipated benefits to be achieved through Dynegy's 2010-2013 company-wide cost savings program; (ii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (iii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (iv) beliefs about commodity pricing and generation volumes; (v) anticipated liquidity in the regional power and fuel markets in which Dynegy transacts, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (vi) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (vii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the potential for a market recovery over the longer term; (viii) the effectiveness of Dynegy's strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (ix) beliefs and assumptions about weather and general economic conditions; (x) beliefs regarding the U.S. economy, its trajectory and its impacts, as well as Dynegy's stock price; (xi) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xii) expectations regarding Dynegy's revolver capacity, credit facility compliance, collateral demands, capital expenditures, interest expense and other payments; (xiii) Dynegy's focus on safety and its ability to efficiently operate its assets so as to maximize its revenue generating opportunities and operating margins; (xiv) beliefs about the outcome of legal, regulatory, administrative and legislative matters; (xv) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs; (xvi) uncertainties associated with the consent solicitation (the "Seneca Capital Solicitation") engaged in by Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch ("Seneca Capital") and (xvii) uncertainties associated with the proposed acquisition of Dynegy by Icahn Enterprises LP (the "Transaction"), including uncertainties relating to the anticipated timing of filings and approvals relating to the Transaction, the outcome of legal proceedings that may be instituted against Dynegy and/or others relating to the Transaction, the expected timing of completion of the Transaction, the satisfaction of the conditions to the consummation of the Transaction and the ability to complete the Transaction. Any or all of Dynegy's forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy's control.

This Current Report on Form 8-K contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment management activities, including the nature of the investments made by the private funds we manage, losses in the private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our railcar operations, including the highly cyclical nature of the railcar industry; risks related to our food packaging activities, including the cost of raw materials and fluctuations in selling prices; risks related to our scrap metals activities, including potential environmental exposure and volume fluctuations; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

Notice to Investors

The tender offer for the outstanding shares of common stock of Dynegy Inc. (the "Company") referred to in this report has not yet commenced. The solicitation and the offer to buy shares of the Company common stock will be made pursuant to an offer to purchase and related materials that IEH Merger Sub LLC, ("Offeror"), an indirectly wholly owned subsidiary of Icahn Enterprises L.P., intends to file with the Securities and Exchange Commission (the "SEC"). At the time the offer is commenced, the Offeror will file a tender offer statement on Schedule TO with the SEC, and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of the Company when available. In addition, all of these materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by the Offeror. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from Dynegy's website, www.dynegy.com.

Additional Information About the Merger and Where to Find It

In connection with the potential merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company's stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. The Company's stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from the Company's website, www.dynegy.com.

Participants in the Solicitation

Dynegy and its directors and officers may be deemed to be participants in the solicitation of proxies from Dynegy's stockholders with respect to the Merger. Information about Dynegy's directors and executive officers and their ownership of Dynegy's common stock is set forth in the proxy statement for Dynegy's 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2010. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company's stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Document

2.1	Agreement and Plan of Merger, dated as of December 15, 2010 among Dynegy Inc., IEH Merger Sub LLC, and IEP Merger Sub Corp.

4.1	Amendment to Stockholder Protection Rights Agreement, dated as of December 15, 2010, between Dynegy Inc. and Mellon Investor Services LLC, as Rights Agent.

10.1	Support Agreement among Dynegy Inc., High River Limited Partnership, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund LP.

99.1	Press release dated December 15, 2010.

99.2	Letter to Employees dated December 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: December 15, 2010	By:	/s/ Kent R. Stephenson
	Name:	Kent R. Stephenson
	Title:	Senior Vice President, Deputy General Counsel

DYNEGY HOLDINGS INC.
(Registrant)

Dated: December 15, 2010	By:	/s/ Kent R. Stephenson
	Name:	Kent R. Stephenson
	Title:	Senior Vice President, Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Document

2.1	Agreement and Plan of Merger, dated as of December 15, 2010 among Dynegy Inc., IEH Merger Sub LLC, and IEP Merger Sub Inc.

4.1	Amendment to Stockholder Protection Rights Agreement, dated as of December 15, 2010, between Dynegy Inc. and Mellon Investor Services LLC, as Rights Agent.

10.1	Support Agreement among Dynegy Inc., High River Limited Partnership, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund LP.

99.1	Press release dated December 15, 2010.

99.2	Letter to Employees dated December 15, 2010.